Exhibit 23.1


             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the Incorporation by reference in the Registration Statement on Form S-8 (No. 333-92326) of Motient Corporation and Subsidiaries of our report dated July 2, 2004 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K

/s/ FREIDMAN LLP
----------------
Freidman LLP

Livingston, New Jersey
July 2, 2004